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                                                                 EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT
                            BROWN GROUP, INC.

                            JANUARY 29, 1994


                                                 State or Country
            Name                                 of Incorporation

Brown Cayman Ltd.                                  Cayman Islands
Brown Group International, Inc.                    Delaware
Brown Group International Calcados Ltda.           Brazil
Brown Group Retail, Inc.                           Pennsylvania
   d/b/a
    Wohl Shoe Company
    Cloth World
    Famous Footwear
Brown Retail Development Company                   Louisiana
Brown Shoe Company of Canada, Ltd.                 Canada
    d/b/a
       Chaussures Famous
       F. X. LaSalle
       Naturalizer
C. W. Nevada Wholesale, Inc.                       Nevada
C. W. Nevada Wholesale Two, Inc.                   Nevada
CW Wholesale One L.P.                              Texas
Clayton License, Inc.                              Delaware
Cloth World, Inc.                                  Missouri
Cloth World of California, Inc.                    California
Cloth World of Nevada, Inc.                        Nevada
Cloth World of Texas, Inc.                         Texas
Concord & Brown Limited                            Hong Kong
KidNATION, Inc.                                    Missouri
Laysan Company Limited                             Hong Kong
Linway Investment Limited                          Hong Kong
    d/b/a
       Leeway International Company
The Leather Factory, Inc.                          Delaware
Maryland Square, Inc.                              Missouri
    d/b/a
       Ampersands
       Maryland Square
Maserati Footwear, Inc.                            New York
PIC International Corporation                      Cayman Islands
PLD, Inc.                                               North Carolina
Pagoda Asia Pacific Limited                        Hong Kong
Pagoda International Corporation do Brazil         Brazil
Pagoda International Corporation e CIA             Brazil
Pagoda International Footwear Limited              Hong Kong
Pagoda International Limited                       Taiwan
Pagoda International SARL                          France
Pagoda Netherlands C.V.                            Netherlands
Pagoda Netherlands Investment Corporation          Missouri
Pagoda Trading Company, Inc.                       Missouri
The Right Shoe Only, Inc.                          North Carolina
Sidney Rich Associates, Inc.                       Missouri
Sunbelt Footwear, Ltd.                             California
Whitenox Limited                                   Hong Kong
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Exhibit 21
Subsidiaries of the Registrant (Continued)


Wohl Shoe Company may either assume the department store name in the case of leased shoe departments, or assume one or more of the following names in the case of company-owned stores:

American Shoe Liquidators
Castleby
Connie Express
Connie Shop
Fanfares
National Shoe Liquidators
Naturalizer
Naturalizer Plus
North Carolina Leather Company
Regal Shoes



Famous Footwear does business under the following names:

Air Step/Buster Brown
Bari Shoes
Brown Shoe Company Outlet
Factory Brand Shoes
Famous Footwear
Fashion Footwear
Gattis Shoes
Jack's Shoes
Jack Somers
Naturalizer Etc.
Naturalizer Outlet
Supermarket of Shoes



Brown Group, Inc. does business under the following name:

Brown Shoe Company
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